Exhibit 99.1
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.
AMENDED AND RESTATED UVAPF/PGx LICENSE AGREEMENT
     This Amended and Restated UVAPF/PGx License Agreement (this “Agreement”), effective on the 22nd day of April, 1999 (the “Effective Date”), is amended and restated as of June 4, 2010 (the “Amendment Effective Date”) by and between the University of Virginia Patent Foundation, a not-for-profit corporation of the Commonwealth of Virginia having its principal offices at 250 West Main Street, Suite 300, Charlottesville, VA 22902 (“UVAPF”); and PGxHealth, LLC, a Delaware limited liability company having its principal offices at One Gateway Center, Suite 702, Newton, MA 02458 (“PGx”), as successor in interest to Adenosine Therapeutics, LLC (“ATI”).
W I T N E S S E T H :
     WHEREAS, UVAPF owns certain proprietary know-how, patent applications and patents pertaining to human therapeutic uses of adenosine and adenosine derivatives, receptor-selective adenosine derivatives, and compounds that interact with adenosine receptors or their signaling pathways which have been developed by [ * ] and his colleagues at the University of Virginia (“UVA”);
     WHEREAS, UVA has assigned and will assign the above-described know-how and patent rights to UVAPF for licensing;
     WHEREAS, UVAPF and ATI have entered into that certain UVAPF/ATI License Agreement, effective as of April 22, 1999, as amended (the “Original Agreement”), under which UVAPF has granted ATI an exclusive, worldwide license under the above-described know-how and patent rights which will provide ATI with the exclusive right to make, use, import, offer for sale and sell Licensed Products in the Field and to sublicense others to do the same (as such terms are further defined hereinbelow), and ATI is committed to developing and/or having sublicensees develop Licensed Products in the Field and to bringing such products to market;
     WHEREAS, PGx is the successor in interest to ATI’s rights and obligations under the Original Agreement; and
     WHEREAS, UVAPF and PGx now wish to amend the Original Agreement to name PGx as a party and to restate the Agreement in its entirety.
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants set forth below, the parties hereto agree as follows:
     Article 1. Definitions

     1.1 “Affiliate” shall mean any company or other legal entity, in whatever country organized, which controls, is controlled by, or is under common control with PGx. The term “control” shall mean possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise, and the term “entity” includes without limitation an individual, corporation, or other organization.
     1.2 “Field” shall mean the human therapeutic use of adenosine and adenosine derivatives, receptor-selective adenosine derivatives, and compounds that interact with adenosine receptors or their signaling pathways, including cell lines and antibodies for research purposes regarding the foregoing. Field shall also include [ * ], irrespective of whether such inventions fall within the scope of the preceding sentence.
     1.3 “First Commercial Sale” shall mean the initiation of continuous commercial sales of a Licensed Product into the pharmaceutical marketplace.
     1.3 A. “Improvement” means an invention conceived or discovery made by PGx that (i) if a composition of matter, it is encompassed by a pending or issued composition of matter claim of a Licensed Patent; or (ii) if a process, machine, or manufacture, it is encompassed by a pending or issued process, machine, or manufacture claim of a Licensed Patent. For the purpose of clarity it is agreed that a new method of treatment or diagnosis invention by PGx, which is itself not an Improvement under (ii) above, shall not become an Improvement because the composition of matter to be administered is covered by the Licensed Patents or an Improvement composition of matter under (i) above. Likewise, a new composition of matter invention by PGx, which is itself not an Improvement under (i) above, shall not become an Improvement because the composition of matter is used for a method of treatment or diagnosis covered by the Licensed Patents or an Improvement process, machine, or manufacture under (ii) above.
     1.4 “Licensed Know-how” shall mean proprietary information and trade secrets (as defined in Virginia Code 1950, 59.1-336-343) which (i) are within the Field, (ii) are in existence as of the Effective Date hereof or are created during the term of this agreement, and (iii) are owned or controlled by UVAPF. All tangible research property (biological materials, including without limitation, antibodies and cell lines, chemical compounds and prototypes) comprising the Licensed Know-how shall be transferred to PGx in accordance with the terms and conditions of a Materials Transfer Agreement having the same terms and conditions as those set forth in Schedule C on the understanding that in the event of any conflict between such Materials Transfer Agreement terms and conditions and the terms and conditions of this Agreement, the latter shall prevail.
     1.5 “Licensed Patents” shall mean
     (i) the patents listed in Schedule A attached hereto, and any reissues or temporal extensions of same;
     (ii) the patent applications listed in Schedule A, and all divisions, continuations, continuations-in-part, and foreign equivalents of same, and all patents issuing therefrom;
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

     (iii) domestic and foreign patent applications (including all divisions, continuations, continuations-in-part, and foreign equivalents of same) and patents (including reissues or temporal extensions of same) on inventions conceived and discoveries:
          [ * ]
     1.6 “Licensed Product” shall mean any product in the Field which (i) is covered by, or is made or used by a process covered by, one or more pending or issued claims in one or more of the Licensed Patents, and/or (ii) embodies, contains, uses, is used or made through the use of, or was derived from the Licensed Know-how.
     1.7 “Named Investigator” shall mean each of the persons listed on Schedule B.
     1.8 “Net Sales” shall mean the amounts billed and actually received by PGx, its Affiliates and Sublicensees for the arms-length sale of Licensed Products to independent distributors, pharmacies, health care providers, patients, or other customers or transferees, less [*].
     1.9 “Sublicensee” shall mean any third party who is not an Affiliate and who is granted an option to license or is licensed by PGx to make, have made, use, import, offer for sale, develop, have developed, promote, have promoted and sell one or more Licensed Products.
     1.10 “UVA” shall mean the University of Virginia, its governors, trustees, officers, agents, employees, faculty, staff and students.
     Article 2. Grant
     2.1 A. In consideration of PGx’s satisfaction of its obligations hereunder, UVAPF hereby grants to PGx an exclusive, worldwide license in the Field under the Licensed Know-how and the Licensed Patents to make, have made, use, import, offer for sale, develop, have developed, promote, have promoted and sell Licensed Products throughout term hereof.
          B (i) As provided for in the provisions of Section 1.5 (iii) with respect to inventions conceived and discoveries made which are relevant to the Field and which may be the subject of a patent application or patent, UVAPF shall give written notice to PGx of same. PGx shall have an irrevocable option, exerciseable by written notice within 90 days of receiving such notice from UVAPF, to elect to include such new patent application and/or patent within the Licensed Patents hereunder.
               (ii) [ * ]
               (iii) If PGx does not exercise such option and pay such New Invention Fee, if applicable, within 90 days, UVAPF shall be free to license same to third parties, exclusively or otherwise, without any obligation to PGx therefor.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

          C. Beginning [ * ] years after the Effective Date, if PGx has not made a commercially reasonable plan to develop (either on its own or through its affiliates or actual or potential Sublicensees) a particular Licensed Product of significant commercial relevance, then UVAPF may develop a commercially reasonable plan (the “UVA Development Plan”) to develop same. UVAPF shall notify PGx of such UVA Development Plan in writing. Within one hundred eighty (180) days after receipt of the UVA Development Plan, PGx may present UVAPF with its own written commercially reasonable plan (the “PGx Development Plan”) therefor (which plan may include sublicensing to a potential Sublicensee identified in the UVA Development Plan, if any), and shall promptly thereafter implement the PGx Development Plan, unless deferral of same is agreed to by UVAPF. However, if PGx does not present the PGx Development Plan to UVAPF within said one hundred eighty (180) day period and implement the plan thereafter or after any approved deferral period, then UVAPF is hereby granted back all rights in and to the Licensed Patents and Licensed Know-how as may be necessary for UVAPF to implement the UVA Development Plan; and UVAPF shall not be obligated to share the proceeds therefrom with PGx.
     2.2 The rights licensed to PGx hereunder shall be extended to Affiliates designated in writing by PGx, provided each such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement. PGx agrees to be fully responsible for the performance of such designated Affiliates hereunder.
     2.3 PGx may sublicense any or all of the rights licensed hereunder, provided that (i) each sublicense contains the terms and conditions which are set forth in Articles 1, 5, 7, 8, 10, 13, 15, 16, and 18-22 of this Agreement, modified only to indicate that the Sublicensee is obligated to PGx as PGx is to UVAPF hereunder, and for Sections 6.4, 6.5, and Articles 11 and 12, to indicate that the Sublicensee is obligated to PGx, UVA and UVAPF as PGx is obligated to UVA and/or UVAPF hereunder; and (ii) a copy of each sublicense is provided to UVAPF promptly following its execution.
     2.4 Notwithstanding anything herein to the contrary, any and all licenses and other rights granted hereunder are limited by and are subject to the rights and requirements of the United States Government which may attach as a result of Government sponsorship of research in which one or more invention or discovery covered by one or more of the Licensed Patents was conceived or first actually reduced to practice, as set forth in 37 C.F.R. Part 401 and in the relevant Government research contracts (copies of which shall be provided to PGx upon request), and as such rights and requirements may be amended or modified by law.
     2.5 A. (i) The parties acknowledge that PGx was obligated to notify UVAPF in writing of all inventions conceived or discoveries made by PGx in the Field during the period commencing on April 22, 2004 and ending on September 30, 2009. PGx’s notice shall include a detailed written description of each such invention, and shall indicate if such invention is an Improvement. UVAPF agrees that the contents of any such written description will constitute Confidential Information under Article 8 of this Agreement.
               (ii) If PGx’s notice indicates such invention is an Improvement, PGx shall deliver to UVAPF, along with such notice, an executed assignment to UVAPF of all patent rights in and to such invention, including without limitation, all U.S. and foreign patent rights, such
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

assignment being in the form of Schedule D, attached hereto. PGx further agrees to sign all documents, and to take all other measures, as are reasonably required for UVAPF to protect its ownership interests in and to such patent rights. UVAPF shall give PGx written notice of UVAPF’s receipt of such assignment which notice shall include written notice of invention to be given to PGx by UVAPF under Section 2.1 B., thereby giving rise to PGx’s irrevocable option to include rights to such Improvements as Licensed Patents hereunder, as provided for in Section 2.1 B.
               (iii) Should a claim in a Licensed Patent be declared invalid by a court of competent jurisdiction, or reexamination or reissue proceeding, and all rights of appeal from such declaration have been exhausted or expired, any Improvement encompassed only by the invalid claim shall cease to be an Improvement, and UVAPF shall re-assign any patent rights in and to the invention to PGx. Should a pending claim in a Licensed Patent be finally rejected during prosecution, and all rights of re-argument and appeal have been exhausted or expired, any Improvement encompassed only by the invalid claim shall cease to be an Improvement, and UVAPF shall re-assign any patent rights in and to the invention to PGx. Notwithstanding the foregoing, expiration of a Licensed Patent shall not result in the re-assignment of any patent rights in and to any Improvements encompassed by the claims of said Licensed Patent.
          B. If PGx has indicated that an invention submitted to UVAPF for evaluation is not an Improvement, and if UVAPF determines such invention is an Improvement, UVAPF shall give PGx notice in writing of its determination within sixty (60) days of UVAPF’s receipt of the written description and shall describe the basis for such determination. If UVAPF gives no such notice of determination within said sixty (60) days, the invention shall be deemed not to be an Improvement. Within thirty (30) business days of delivery of such notice, PGx will deliver a written response to UVAPF, either agreeing or disagreeing with UVAPF’s determination and describing the basis for any disagreement. In the event PGx’s response agrees with UVAPF’s determination or is not timely delivered, the invention shall be deemed to be an Improvement, and shall be subject to the provisions of Section 2.5 A (ii) above. In the event PGx’s response disagrees with UVAPF’s determination, the parties will meet within ten (10) business days to resolve the issue. If the issue remains unresolved thereafter, either party may submit the issue for binding arbitration to the American Arbitration Association (“AAA”) under the Expedited Procedures provisions of the AAA’s Commercial Arbitration Rules effective September 1, 2000, as the same may be amended from time to time (“Rules”). The sole arbitrator contemplated by the Rules shall be chosen by mutual agreement of the parties from a panel consisting exclusively of persons experienced both in medicinal chemistry and in patent matters; and either party may file a written submission as contemplated by Rule 5 of the Rules. The dispute shall be resolved by submission of documents as contemplated by Rule E-7 of the Rules. If the Arbitrator determines that the invention constitutes an Improvement, all patent rights in and to the same will be deemed owned by UVAPF, in constructive trust; and PGx agrees to promptly assign title in same to UVAPF, which assignment will be deemed to be an assignment of invention made under Section 2.5 A. (ii) above and shall be subject to all its provisions. Each party shall bear its own costs of the arbitration. The arbitration fees will be equally borne by the parties.
          C. (i) From time to time PGx may, as permissible under UVA consulting and conflict of interest policies, engage certain full-time UVA employees and/or Named

Investigators as consultants, scientific advisors, board members, or otherwise, with or without compensation. PGx acknowledges and stipulates that inventive contributions made by such individuals in the course of their engagement by PGx will likely also derive from their work as an employee of UVA. PGx further acknowledges that determining if such an individual was in a UVA or PGx role at the time and place of invention would be inconvenient and potentially problematic. Therefore PGx agrees that such individuals will assign all of PGx’s rights in such inventions to UVAPF and not to PGx; that PGx will instruct such employees to do so; and if such assignment is inadvertently made to PGx instead, promptly following discovery of such error, PGx will assign all rights received from such individuals to UVAPF.
               (ii) UVAPF shall provide PGx with an option to include inventions assigned to UVAPF under this section 2.5C as Licensed Patents as provided for in Section 2.1 B.
     Article 3. Diligence
     3.1 PGx, through its own efforts and/or those of its Sublicensees, shall use all reasonable efforts to bring the Licensed Products to market throughout the world through a commercialization program which shall include but not be limited to (i) the development, clinical testing, marketing, promotion, distribution and sale of Licensed Products, and/or (ii) continuing scientific research in the Field in support of an active program to license and to otherwise collaborate with Sublicensees.
     3.2 The parties acknowledge that the following milestones were achieved under the Original Agreement:
          [ * ]
     In partial satisfaction of its obligations under Section 3.1 above, PGx shall achieve the following commercial goals by the dates set forth below (the “Milestone Dates”):
          (iv) [ * ]
     3.3 [ * ]
     Article 4. Financial Consideration
     4.1 For the rights, privileges, and license granted hereunder, PGx shall pay to UVAPF in the manner hereinafter provided:
4.1.1	[ * ] percent ([ * ]%) of the total equity interests (“Interest”) in ATI existing as of the Effective Date shall be transferred to UVA as the assignee of UVAPF (subject to an agreement between UVA and UVAPF to provide for the distribution of the value of such Interest between them upon the Interest’s first achieving liquidity through an initial public offering or otherwise.) The transfer of such Interest to UVA shall be made in accordance with the terms and conditions of an equity interest
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

subscription agreement to be executed within ten (10) days of the Effective Date, which agreement shall contain provisions providing for, inter alia, (i) [ * ], and (ii) and the right for UVA to have its Interest registered by “piggyback” on any public offering which may be made, subject only to “lock-up” provisions that are no more restrictive than those binding any other pre-offering equity interest. The parties acknowledge that PGx’s payment obligation under this Section 4.1.1 has been timely fulfilled.

4.1.2	During the term a running royalty in an amount equal to [ * ] percent ([ * ]%) of the cumulative Net Sales of Licensed Products sold to third parties by PGx or its authorized Affiliates; of which UVAPF will pay to PGx a rebate equal to [ * ] percent ([ * ]%) of cumulative Net Sales for any reporting period in which PGx or such Affiliate is primarily located in Charlottesville or in Albemarle County in the Commonwealth of Virginia (“Territory”). PGx and/or such Affiliate shall be deemed to be primarily located in the Territory if over [ * ] percent ([ * ]%) of their combined full-time employees are physically located at one or more locations in the Territory.

4.1.5	Milestone payments of [ * ] US Dollars ($[ * ] U.S.) upon [ * ].

4.1.6	Milestone payments of [ * ] US Dollars ($[ * ] U.S.) upon [ * ].

4.1.7	PGx shall pay to UVAPF:

(i) an amount equal to [ * ] ([ * ]%) of the fair market cash value of any and all consideration, excluding running royalties, received from Sublicensees for the sublicense hereunder, including up-front payments, license option fees, licensing fees, milestone payments, equity or other payments of any kind whatsoever, irrespective of whether such revenues are received in the form of cash, barter, credit, stock, warrants, release from debt, goods or services, licenses back, or any form whatsoever. Consideration received from PGx in the form of equity or other securities shall be paid to UVAPF in kind, and consideration received in the form of goods shall be paid to UVAPF in cash based upon the fair market value of such goods received. In the event that such consideration is received in the form of direct research grants, PGx shall subcontract out [ * ]% of such grants to UVA in exchange for services to be provided by UVA to fulfill [ * ]% of the obligations required under such grants; and

(ii) PGx shall pay to UVAPF an amount equal to [ * ] percent ([ * ]%) of running royalties or [ * ] percent ([ * ]%) of Net Sales of such Sublicensee, whichever is greater. For purposes of this paragraph 4.1.7, “running royalties” means royalties or other revenues received by PGx from
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

Sublicensees which are calculated as a percentage of Sublicensee Net Sales.

4.1.8	PGx shall pay to UVAPF the sum of $[ * ] within [ * ]. It is understood and agreed by UVAPF that payment by PGx of such sum of $[ * ] shall [ * ]. The parties acknowledge that PGx’s payment obligation under this Section 4.1.8 has been timely fulfilled.

4.1.9	UVAPF acknowledges that it will receive certain amounts payable under Amendment No. 2 to that certain agreement entered into by the parties and the Penn State Research Foundation as of April 13, 2001 entitled UVAPF/PSRF/ATI LICENSE AGREEMENT, and when made, each such payment shall be in full satisfaction of PGx’s corresponding obligation under this Agreement regarding payment of UVAPF’s share of the Collaboration and Option Payment, of the Definitive License Payment, of the Research Payment, and of the Additional Research Payment, respectively, as such terms are defined in the aforementioned Amendment No. 2.
     4.2 No multiple royalties shall be payable because the Licensed Product or the manufacture, lease, or sale thereof are or shall be covered by more than one Licensed Patent or by both Licensed Patents and Licensed Know-how. In addition, payments under Section 4.1.2 and Section 4.1.7 are exclusive of one another, such that, with respect to any sale, PGx shall make payment to UVAPF only under either Section 4.1.2 or 4.1.7, as applicable, but shall not be required to make payment under both such sections.
     Article 5. Reports and Records
     5.1 PGx shall keep complete and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UVAPF by PGx hereunder, and for otherwise verifying PGx’s performance hereunder. Such books of account shall be kept at PGx’s principal place of business, and shall be maintained for [ * ] years following the end of the calendar year to which they pertain.
     5.2 PGx, within [ * ] days of the end of each of its fiscal quarters following the date of the First Commercial Sale, shall deliver to UVAPF complete and accurate reports, giving such particulars of the business conducted by PGx, its Affiliates, and its Sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These reports shall include at least the following:
5.2.1 the numbers of each Licensed Product manufactured and sold by PGx and each Affiliate and Sublicensee;
5.2.2 total billings for Licensed Products by PGx and each Affiliate and Sublicensee;
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

5.2.3 deductions applicable as provided in Section 1.8;
5.2.4 total royalties due under Section 4.1;
5.2.5 names and addresses of all Affiliates and Sublicensees of PGx;
5.2.6 payments received from each Sublicensee; and
5.2.7 payments due to UVAPF under Section 4.1.7.
     In addition to the foregoing reports, PGx shall deliver annually a report containing PGx’s financial statements for the preceding twelve (12) months including, at a minimum, a balance sheet and an income statement along with a brief narrative on operations.
     5.3 With each quarterly report submitted, PGx shall pay to UVAPF the royalties and other payments due and payable under this Agreement. If no royalties shall be due, PGx shall so report. Payments shall be paid in United States Dollars in Charlottesville, Virginia, or at such other place as UVAPF may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate stated in the Wall Street Journal on the last business day of the calendar quarterly reporting period to which such royalty payments relate. Unless otherwise specified hereunder, all payments shall be made within [ * ] days after the end of the calendar quarter in which they became due and payable to UVAPF. Any amounts due hereunder which are unpaid [ * ] days after the end of the calendar quarter shall bear simple interest accrued at the annual rate equal to [ * ]. Any taxes required to be withheld by PGx from payments otherwise due hereunder in order to comply with the tax laws of the United States or any other country shall be promptly paid by PGx to the appropriate tax authorities, and PGx shall furnish UVAPF with official tax receipts or other appropriate evidence issued by the appropriate tax authorities sufficient to enable UVAPF to support a claim for income tax credit in respect of any sum so withheld.
     5.4 UVAPF shall have the right, at its own expense, for any period or periods for which royalty payments are or were due, to have UVAPF’s internal auditing personnel and/or an independent certified public accountant, to whom PGx has no reasonable objection, on at least five (5) days’ prior notice to PGx, examine the relevant books and records of account of PGx during reasonable business hours, and not more than twice during each calendar year, to determine whether appropriate royalty and other payments have been made by PGx and its authorized Affiliates hereunder and to otherwise confirm PGx’s performance hereunder. PGx shall also provide UVAPF with a comparable right of audit of each authorized Affiliate and each Sublicensee. Should any of the foregoing examinations reveal an underpayment of more than [ * ] percent ([ * ]%), then PGx shall bear the cost of such examination, including accountant’s fees and expenses, and shall immediately pay to UVAPF the underpaid amount and interest due thereon, plus reimbursement for all such audit costs.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

     Article 6. Patent Prosecution
     6.1 UVAPF will have exclusive responsibility for the preparation, filing, prosecution, issuance and maintenance of the Licensed Patents, which will be owned by UVAPF; but UVAPF will keep PGx fully informed, will seek PGx’s comments and suggestions prior to taking material actions (including the filing of initial applications), and will take all actions reasonably recommended by PGx which would expand the scope of rights sought, including without limitation, recommendations to make filings in a country or countries outside of the United States of America, the costs for which will be deemed pre-approved by PGx hereunder. UVAPF will also authorize PGx to communicate directly with UVAPF’s patent counsel, said patent counsel to be chosen by mutual consent between UVAPF and PGx. Provided PGx has previously given its written approval (not to be unreasonably withheld) to the costs incurred by UVAPF in discharging the aforesaid responsibility, including without limitation, reasonable attorneys fees and costs of any appeal or patent litigation, PGx will reimburse any and all such costs incurred by UVAPF after April 12, 1999. If PGx does not agree to pay any costs which are necessary under law to the protection of certain rights at issue, and UVAPF proceeds to incur those costs at its own expense, the rights at issue will thereafter be excluded from the license granted hereunder, and UVAPF shall be free to license such rights to third parties, without any further obligation to PGx.
     6.2 UVAPF shall, from time to time, invoice PGx for reimbursement of costs and fees in accordance with Article 6.1 herein above, and PGx shall remit payment to UVAPF within thirty (30) days of receipt of each such invoice. Alternatively, upon instruction by UVAPF, patent counsel may directly bill PGx for such costs and fees, and PGx shall remit payment directly to UVAPF’s counsel, with the understanding that such direct payment does not create any attorney-client relationship with PGx. Any amounts due hereunder which are unpaid ninety (90) days after the date UVAPF or its counsel invoices PGx shall bear simple interest accrued at the annual rate equal to [ * ].
     6.3 If either party believes that a Licensed Patent is being infringed by a third party, such party shall notify the other, and as part of such notice shall provide copies of all documentary evidence of such infringement. PGx will have the right but not the obligation to bring an infringement action against the alleged infringer, at PGx’s sole expense. UVAPF will cooperate as requested by PGx, and will be compensated by PGx for its reasonable out-of-pocket expenses, which PGx has approved for reimbursement prior to their having been expended. Nothing herein shall be construed to requires UVAPF to expend any amount not approved for reimbursement by PGx. No settlement, consent judgment, or other voluntary final disposition of such suits may be entered into without the consent of UVAPF, which consent shall not unreasonably be withheld. Any damages paid (including without limitation compensatory damages, exemplary damages, increased damages, and awards of costs and attorney’s fees) shall first be applied to the reimbursement of PGx’s reasonable costs, expenses and legal fees, including amounts PGx has reimbursed to UVAPF. The remaining balance of such damages shall be divided [ * ] percent ([ * ]%) to UVAPF and [ * ] percent ([ * ]%) to PGx. In the event that PGx elects not to bring or pursue an infringement action against an alleged infringer, UVAPF shall have the right, but not the obligation, to do so at its sole expense, and to retain all recovered damages. In such instances PGx will cooperate as requested by UVAPF, and will be
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

compensated by UVAPF for its reasonable out-of-pocket expenses, which UVAPF has approved for reimbursement prior to their having been expended. Nothing herein shall be construed to require UVAPF to expend any amount not approved for reimbursement by PGx.
     6.4 PGx acknowledges and agrees that all rights licensed by UVAPF hereunder are licensed “as is” and without any representation, indemnification or warranty with respect to possible infringement of third party rights. In the event of a third party infringement action against either party with respect to any Licensed Product, PGx will have the right but not the obligation to defend at PGx’s expense, with the understanding that failure to so defend may result in a default judgment against PGx, its Affiliates, its Sublicensees, and/or UVAPF. PGx shall indemnify and hold UVAPF harmless from any such action, and shall pay any damages resulting from judgment against UVAPF. UVAPF will cooperate as requested by PGx, and will be compensated by PGx for its reasonable out-of-pocket expenses, which UVAPF will only be required to expend if PGx has approved same for reimbursement. No settlement, consent judgment, or other voluntary final disposition of any suit which results in the narrowing of the scope of any of the Licensed Patents or Licensed Know-how or UVAPF’s rights in or to same may be entered into without the consent of UVAPF, which shall not be unreasonably withheld.
     6.5 PGx and UVAPF agree that the Licensed Patents shall be extended by all means provided by law or regulation including without limitation extensions provided under U.S. law at 35 U.S.C. §§154(b), 155A, and 156. PGx hereby agrees to provide UVAPF with all necessary assistance in securing such extensions, including without limitation providing all information regarding applications for regulatory approval, approvals granted, and the timing of same. PGx acknowledges that extensions under 35 U.S.C. §156 must be applied for within sixty (60) days of the date that a Licensed Product receives permission under the provision of law under which the applicable regulatory review period occurred for commercial marketing or use, and that PGx’s failure to promptly provide the necessary information or assistance to UVAPF during such sixty day period will cause serious injury to UVAPF.
     Article 7. Term and Termination
     7.1 PGx shall be required to make payments to UVAPF with respect to each Licensed Product until the last Licensed Patent covering such Licensed Product expires.
     7.2 If PGx becomes bankrupt or insolvent, if PGx files a petition in bankruptcy, or if the business of PGx shall be placed in the hands of a receiver, assignee, or trustee for the benefit of creditors, whether by the voluntary act of PGx or otherwise, this Agreement shall automatically terminate, inasmuch as permitted under applicable and prevailing law.
     7.3 Should PGx fail to make a payment to UVAPF of royalties or any other payment in accordance with the terms of this Agreement, UVAPF shall have the right to serve notice upon PGx by certified mail, at the address designated for notices herein, of UVAPF’s intention to terminate this Agreement within [ * ] days after receipt of said notice of termination unless PGx shall pay to UVAPF within the [ * ] day period, all such royalties and other payments due and payable. Upon the expiration of the [ * ] day period, if PGx shall not have paid all such amounts
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

due and payable, then the rights, privileges, and license granted hereunder may be immediately terminated by UVAPF.
     7.4 In addition to UVAPF’s rights of termination set forth in Sections 7.2 and 7.3, upon any material breach or default of any material term of this Agreement by PGx, UVAPF shall have the right to terminate this Agreement and the rights, privileges, and license granted hereunder by giving sixty (60) days notice by certified mail to PGx. Such termination shall automatically become effective unless PGx shall have cured any such breach or default prior to the expiration of the sixty (60) day period from receipt of the UVAPF notice of termination, and shall have provided to UVAPF written evidence of such cure which is reasonably acceptable to UVAPF. [ * ]. If any breach is not reasonably capable of being cured within sixty days, PGx shall diligently proceed with curing the same throughout such sixty day period, shall provide UVAPF with monthly evidence of progress towards cure, and shall furnish proof of completion; however, in no event shall UVAPF be required to extend such cure period beyond one hundred and twenty (120) days after notice to PGx.
     7.5 PGx shall have the right to terminate this Agreement, at any time upon ninety (90) days notice by certified mail to the UVAPF. Upon such termination, UVAPF shall be free to license such rights to third parties, without any obligation to PGx whatsoever therefor.
     7.6 Upon termination of this Agreement in whole or in part, for any reason:
     7.6.1 PGx shall promptly notify its Sublicensees of such termination, and of the requirements of this paragraph. PGx shall no longer have the authority to grant any sublicenses hereunder. However, any license previously granted by PGx under any Sublicense hereunder will survive provided that within [ * ] days of such termination, such Sublicensee enters into a written agreement with UVAPF through which such Sublicensee shall become bound to UVAPF on the same terms and conditions under which it was bound to PGx under the Sublicense. UVAPF hereby agrees to offer such terms and enter into such written agreement with such modifications as reasonably necessary to accommodate the functional and structural differences between PGx and UVAPF. Failure of a Sublicensee to enter into such an agreement within said [ * ] days shall automatically result in the termination of the Sublicense and all rights granted thereunder.
     7.6.2 PGx, its authorized Affiliates and/or any distributor or other third party re-seller to whom Licensed Products were sold prior to the effective date of termination may sell all Licensed Products and complete Licensed Products in the process of manufacture at the effective date of termination and sell the same, provided that PGx shall pay to UVAPF the royalties and other payments thereon as required by Article 4 of this Agreement and that PGx shall submit the reports required by Article 5 hereof; and
     7.6.3 Nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

     7.7 The provisions of Articles 5, 8, 11, 12, 13 and 15 shall survive any full termination of this Agreement in accordance with their terms. In the event of a partial termination hereof, those same Articles shall survive with respect to the terminated rights, and all of the provisions hereof shall continue in full force and effect with respect to the non-terminated rights.
     Article 8. Confidentiality
     8.1 Upon execution of this Agreement, UVAPF shall promptly provide to PGx copies of all documents and all tangible research properties comprising the Licensed Know-how, and shall provide additional such materials as they are disclosed.
     8.2 During the term of this Agreement and for a period of [ * ] years thereafter, the parties agree that all Confidential Information exchanged between UVAPF and PGx and/or its authorized Affiliates shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any third parties unless agreed to in writing by the party providing the Confidential Information; nor shall any such Confidential Information be used by the receiving party for any purpose other than those contemplated by this Agreement. It is understood that the foregoing obligations are not applicable to any information which (i) is or has been published or otherwise becomes known to the public without the fault of the party receiving the information; (ii) the receiving party can establish from documentary evidence that it knew prior to the receipt of same from the disclosing party; or (iii) where such information was obtained from a third party having the right to disclose same without the breach of any obligation of confidentiality to the disclosing party. “Confidential Information” shall be information exchanged in writing and marked confidential, or if exchanged orally, reduced to writing and marked confidential within thirty (30) days of such exchange. The terms and conditions of this Agreement are agreed to be confidential, provided that they can be disclosed to others on a need to know (including without limitation Sublicensees) who are subject to equal obligations of confidentiality. However, UVAPF may inform the public of the existence of this agreement and that certain rights were granted in exchange for equity in PGx and royalty payments from PGx.
     8.3 PGx and UVAPF agree that the confidentiality obligations hereunder shall require that each party use those security and confidentiality procedures and practices as each would use for its own confidential records. PGx acknowledges that UVA and UVAPF are separate entities, that these confidentiality provisions do not bind UVA, and that the protection of PGx confidential information may require PGx to enter into a confidentiality agreement with UVA.
     8.4 In recognition of the academic mission of the University of Virginia, PGx agrees that nothing herein shall prevent UVA or UVAPF, their officers, agents, employees or students from disclosing or publishing UVA or UVAPF information, or create any legal liability for doing so, irrespective of whether such information comprises Licensed Know-how and may diminish the scope of such rights licensed hereunder. PGx also hereby grants to UVA a non-exclusive, royalty-free license under the Licensed Patents and the Licensed Know-How in the Field, but only for not-for-profit academic research purposes.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

     Article 9. Payments, Notices and Other Communications
     Any payment, notice, or other communication given under this Agreement shall be in writing and shall be deemed delivered when sent by certified first class mail, postage prepaid, addressed to the parties as follows (or at such other addresses as the parties may notify each other in writing):
PGx:
PGxHealth, LLC
One Gateway Center, Suite 702
Newton, MA 02458
Attention: Caesar Belbel
UVAPF:
University of Virginia Patent Foundation
250 West Main Street, Suite 300
Charlottesville, Virginia 22902
Attention: Executive Director
     Article 10. Dispute Resolution
     10.1 In the event of any disagreement or dispute arising out of or in connection with this Agreement, including without limitation its validity and interpretation, as a condition precedent to issuance of a notice of intent to terminate the Agreement or commencing any proceeding or action in any court:
     (a) The parties will first seek to resolve the matter by ordinary negotiation, which will include efforts by the parties to exchange interpretations, perspectives, and beliefs regarding the matter. The parties will be free to choose who will represent their interests in such negotiations, and they will make a good faith effort to commit reasonable amounts of time and effort to the negotiation process. In the event that any time after [ * ] days from the commencement of negotiations (which will be timed from the date of the first meeting to discuss the matter), any party feels that resolution by negotiation alone is unlikely to succeed, then the parties will jointly submit the matter to mediation. Nothing herein is intended to dissuade the parties from extending the negotiation period beyond [ * ] days, should they believe that a chance of resolution through negotiation still exists.
     (b) If the disagreement or dispute is not settled by negotiation between the parties as provided in 10.1 (a) above, then the dispute shall be submitted to mediation in a location acceptable to each party which is located in Charlottesville, Virginia. Each party will submit three recommendations of an organization or individual to carry out such mediation, and will also provide biographical information about same. The parties will seek to mutually agree upon a mediator or organization (which organization, if chosen, will appoint an individual mediator from among its employees or members). In the event that the parties cannot agree upon a
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

mediator, they will jointly relinquish control over selection of the mediator to the American Arbitration Association, which will select a mediator from its approved list and conduct the mediation in accordance with its Mediation Rules. The parties will be free to choose who will represent their interests in such mediation (which individual(s) need not be the same as those who represented them in negotiations), and such individuals will make a good faith effort to commit reasonable amounts of time and effort to the mediation process.
     (c) If the dispute is not settled by negotiation or mediation as provided in 10.1(a) and (b) above, the dispute shall be submitted to arbitration by as single arbitrator who shall be knowledgeable in the Field and in patent matters and shall be finally settled, in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, and the following terms shall apply to such arbitration:
     (i) The arbitrator shall be an attorney reasonably familiar with the business of development, patenting, marketing, distribution and licensing of pharmaceutical compounds and the law relating to such business. The arbitration shall be held in Charlottesville, Virginia at a place mutually agreed upon by the parties;
     (ii) In arriving at his or her award the arbitrator shall make every effort to find a solution to the dispute in the provisions of this Agreement and shall give full effect to all parts hereof. Both parties shall make disclosure of all materials relevant to the dispute at the request of the other, and any disputes over such disclosure shall be resolved by the arbitrator. Examination of witnesses by the parties and the arbitrator shall be permitted. A written transcript of the hearing shall be made and furnished to each of the parties. Up to the time of the award, all costs of arbitration shall be borne equally by the parties, and each of the parties shall bear its own expenses, including attorneys’ fees;
     (iii) All such costs of arbitration and all such expenses incurred by the prevailing party, including without limitation costs of the written transcript and reasonable attorneys’ fees, shall be paid to the prevailing party by the non-prevailing party promptly upon rendering of the award by the arbitrator;
     (iv) The arbitrator shall determine and state which party is the “prevailing party,” make written findings of fact and state reasons upon which the award is based. Subject to the provisions of 10.2 and 10.3 below, the determination and the award of the arbitrator shall be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction provided an application is made to any such court for a judicial acceptance of the award and an order for enforcement.
     10.2 Claims, disputes, or controversies concerning the validity, construction, enforceability or effect of any of the Licensed Patents shall be resolved in the Federal District Court residing in Charlottesville, Virginia.
     10.3 In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, construction, enforceability or effect of any patent licensed hereunder, the arbitrators shall assume the validity and enforceability of all claims as set forth in such patent. The arbitrators shall not delay the arbitration proceeding for the purpose of obtaining, or permitting either party to obtain, judicial resolution of such issue, unless a court of competent jurisdiction enters an order staying such arbitration proceeding. Neither party shall raise any issue concerning the validity, construction, or effect of any patent licensed hereunder in any proceeding to enforce any arbitration award hereunder or in any proceeding otherwise arising out of any such arbitration award.
Article 11. Indemnification
     PGx agrees to indemnify, hold harmless and defend UVA and UVAPF against any and all claims arising from the execution of this Agreement by PGx or from the exercise of any rights under this Agreement, including without limitation, against any damages, losses or liabilities whatsoever for death, injury to person or damage to property, or for the infringement of third party intellectual property rights, as a result of the making, use, importation, development, design, promotion, sale, possession, operation, or other disposition of any Licensed Products, the Licensed Patents or the Licensed Know-how by PGx, its Sublicensees, customers, assignees, or other transferees. As used in this section, “UVA” and “UVAPF” includes their officers, trustees, personnel, agents, employees, students, successors and assigns. “PGx” includes its Affiliates, and any and all of its parents, assigns, successors, officers, trustees, personnel, agents, and employees. PGx acknowledges that the technology embodied in the rights licensed hereunder is experimental and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage. PGx shall obtain and maintain product liability and general liability insurance protection, through its self-insurance program or otherwise, which is sufficient to meaningfully protect UVA and UVAPF as required by this paragraph, and shall require each of its authorized Affiliates and Sublicensees to have such insurance; evidence of the existence and sufficiency of any and all such insurance shall be provided to UVAPF upon request.
     Article 12. Liability for Injury and Damage
     12.1 PGx shall not (i) use or permit the use of Licensed Products in humans as part of clinical trials or otherwise, or (ii) make, use, import, offer for sale or sell any Licensed Product, or engage in any other act involving any Licensed Product or the Licensed Patents or Licensed Know-how, if such act could possibly give rise to a claim against UVAPF or UVA for damage for personal injury or property damage, unless PGx shall have first:
(a)	provided UVAPF, unless otherwise agreed to between the parties in writing, with a certificate of insurance proving that PGx or a third party authorized in writing by UVAPF has in force, during the term of this Agreement, a policy of insurance that will insure UVAPF, its directors, officers, agents, employees, and UVA, its governors, trustees, faculty, staff and students, against liability claims for injury or damages arising from such act. Such insurance policy must:
(i)	be drawn in an amount not less than [ * ] dollars ($[ * ]) for each occurrence as a combined single limit for bodily injury or death,
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

and for property damage, which amount shall be increased to and thereafter no less than [ * ] dollars ($[ * ]) upon First Commercial Sale of any Licensed Product;

(ii)	be endorsed to name UVAPF, UVA, PGx, and their respective governors, trustees, officers, directors, faculty, staff, employees, agents, and students as additional insureds under such policy of insurance and such insurance shall be deemed primary; and

(iii)	contain a stipulation that the required coverage will not be reduced, materially altered, or canceled without first giving sixty (60) days prior written notice to the Executive Director of UVAPF and the Director of Risk Management at UVA; or
(b)	provided UVAPF and UVA with evidence that they deem acceptable to demonstrate that PGx or its Sublicensee has sufficient financial resources to support meaningfully the indemnification obligations undertaken herein and agrees to do so.
     12.2 Unless expressly waived in writing by UVAPF, PGx agrees that the above-described liability insurance policy shall be maintained in force for so long as this Agreement remains in effect. PGx must also provide insurance coverage for [ * ] years after termination or expiration of this Agreement. If such [ * ]-year coverage is furnished under the insurance policy obtained during the term of this Agreement, then PGx need not obtain any additional policy during the [ * ] years after the Agreement between the parties has terminated or expired. Neither PGx nor any third party shall terminate, reduce the face value of, or otherwise materially modify such insurance coverage during the aforementioned [ * ]-year period, unless equal or greater coverage is provided under another policy in compliance with the foregoing provisions and without any gap in coverage.
     12.3 This Agreement and the licenses granted herein to PGx shall immediately and automatically terminate without notice in the event PGx, or a party acting under authority of PGx, violates any provision of this Article 12. A termination occurring under this paragraph shall occur and become effective at the time of the violation that causes such termination. Notwithstanding the foregoing, PGx shall have the right to reinstate the effectiveness of this Agreement by obtaining the required insurance, whereupon this Agreement shall automatically become effective and shall be and shall remain in full force and effect without any further action of the parties hereto.
     12.4 PGx shall insert this Article 12 in any sublicense in which PGx grants to a third party the right to make, have made, use, import, offer for sale and sell any Licensed Product, with the name of such Sublicensee substituted for the name of PGx therein.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

     Article 13. Representations, Warranties, and Disclaimers
     13.1 Each party hereto acknowledges and agrees that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys concerning the subject matter of this Agreement.
     13.2 Each party warrants and represents that to the best of its knowledge it has the full right and power to make the promises and grant the licenses set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence which are inconsistent with the provisions of this Agreement.
     13.3 THE RIGHTS LICENSED HEREUNDER ARE LICENSED “AS IS”. Nothing in this Agreement shall be construed as (i) a warranty or representation by UVAPF as to the validity or scope of any Licensed Patents or the Licensed Know-how, (ii) a warranty or representation that anything made, used, imported, developed, promoted, offered for sale, sold, or otherwise disposed of under any license granted in this Agreement is or will not infringe patents, trade secrets or other proprietary rights of third parties; (iii) an obligation to bring or prosecute actions or suits against third parties for infringement; (iv) conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof of PGx or UVAPF; (v) conferring by implication, estoppel or otherwise any license or rights under any patents of UVAPF other than the Licensed Patents; (vi) any other representations or warranties, either express or implied, unless specified in this Agreement; (vii) directly or indirectly operating or applying as a waiver of sovereign immunity by the Commonwealth of Virginia; or (ix) imposing any obligation or any liability on any party contrary to the laws of Virginia. UVAPF DISCLAIMS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED PATENTS, LICENSED KNOW-HOW, OR ANY LICENSED PRODUCTS.
     13.4 UVAPF hereby represents and warrants to PGx that it is the owner of all Licensed Patents, free and clear of any claims or encumbrances and has the exclusive right to grant the licenses granted herein;
     Article 14. Assignment
     PGx may assign or otherwise transfer this Agreement and the licenses granted hereby and the rights acquired by it hereunder so long as such assignment or transfer shall be accompanied by a sale or other transfer of PGx’s entire business or of that part of PGx’s business to which the licenses granted hereby relates. PGx shall give UVAPF thirty (30) days prior notice of such assignment and transfer, along with a copy of such assumption agreement, pursuant to which such assignee or transferee shall have agreed in writing to be bound by the terms and conditions of this Agreement. Upon such assignment or transfer and agreement by such assignee or transferee, the term PGx shall be used herein to include such assignee or transferee. If PGx shall sell or otherwise transfer its entire business or that part of its business to which the licenses granted hereby relates and the transferee shall not have agreed in writing to be bound by the terms and conditions of this Agreement, or new terms and conditions shall not have been agreed upon within sixty (60) days of such sale or transfer, UVAPF shall have the right to terminate this Agreement.
     Article 15: Non-Use of Names
     PGx shall not use the names of UVAPF or UVA or any adaptation thereof or the names of their employees, officers, or agents in any advertising, promotional or sales literature without prior written consent obtained from such party or individual in advance, except that PGx may state that it is licensed by UVAPF under one or more of the patents and/or applications comprising the Patent Rights.
     Article 16: Export Controls
     It is understood that UVAPF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by PGx that PGx shall not export data or commodities to certain foreign countries without prior approval of such agency. UVAPF represents neither that a license shall not be required nor that, if required, such a license shall be issued.
     Article 17: Force Majeure
     No party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the party’s control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation matters, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.
     Article 18: Entire Agreement
     The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, supersedes any and all prior written and oral agreements, understandings or offers, including without limitation the term sheet dated December 17, 1998, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto. For clarity, this Agreement amends and restates the Original Agreement. The Original Agreement shall have governed the rights and obligations between the parties prior to the Amendment Effective Date and this

Agreement shall govern the rights and obligations between the parties on and after the Amendment Effective Date.
     Article 19: Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. For the purposes of this Agreement, PGx hereby irrevocably submits to the jurisdiction of the Commonwealth and Federal Courts of Virginia residing in Charlottesville, Virginia, irrespective of whether PGx may relocate to another jurisdiction.
     Article 20: Marking
     PGx shall mark all Licensed Products made or sold in the United States in accordance with 35 U.S.C. 287(a), and will mark all Licensed Products made or sold in other countries in accordance with the laws and regulations then applicable in each such country.
     Article 21: Severability
     21.1 Should any provision of this Agreement be determined to be unenforceable or otherwise unlawful, then such provision shall be without effect, and the remaining terms of this Agreement will survive, as if such provision had not been included herein; and the parties shall promptly meet to agree upon further terms which shall, within the confines of the law, most substantially satisfy the intention of the parties as reflected by the ineffective provision.
     Article 22: Benefit and Waiver
     This Agreement is binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and permitted assigns. No failure or successive failures on the part of UVAPF or PGx, their representatives, successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on their part of any condition of this Agreement, shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of UVAPF or PGx, their representatives, successors or permitted assigns, to enforce same in the event of any subsequent breach or breaches by the other party, its representatives, successors or permitted assigns. No failure on the part of any party to this Agreement to exercise, and no delay in exercising any right, power, or remedy under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof, or the exercise of any other right.

     Article 23: Named Investigator Compensation by UVAPF
     Nothing in this Agreement shall be construed to deny, limit or otherwise affect any compensation from UVAPF to which Named Investigators may be entitled under arrangements, contractual or otherwise, [ * ].
* * *
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this Agreement the day and year first set forth below.

UVAPF		PGxHealth, LLC

By:	/s/ Miette Michie	By: PGxHealth Holding, Inc., the sole Member of PGxHealth, LLC

Miette Michie
Interim Executive Director

	June 4, 2010	By:	/s/ Caesar J. Belbel
Date
Caesar J. Belbel
Name

By:	/s/ Erik L. Hewlett		Executive Vice President, Chief Legal Officer and Secretary Title

Erik L. Hewlett Chairman

	June 4, 2010		June 4, 2010
	Date		Date

By:

Name

Title

Date

SCHEDULE A
[ * ]
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

SCHEDULE B
Named Investigators
[ * ]
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

SCHEDULE C
MATERIAL TRANSFER AGREEMENT
This Agreement is made and entered into as of this ___ day of                     ,                     , (the “Effective Date”) by and between the University of Virginia Patent Foundation, a Virginia Not-for-Profit corporation having its principal offices at 250 West Main Street, Suite 300, Charlottesville, VA 22902 (hereafter “UVAPF”) and PGxHealth, LLC, a Delaware limited liability company having its principal offices at One Gateway Center, Suite 702, Newton, MA 02458 (“PGx”).
     WHEREAS, UVAPF has certain Materials pertaining to:
(antibody name and inventor name goes here)
and is willing to provide such Material to PGx on the terms contained herein; and
     WHEREAS, PGx is interested in examining and evaluating such Material in order to determine whether it would be interested in licensing rights in the Know-how embodied therein;
     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the parties undersigned and above noted agree to the following terms and conditions.
1. Definitions
1.1	“Material” shall mean the substance listed in Exhibit A, appended.

1.2	“Field” shall mean the Material’s use for the human therapeutic use of adenosine and adenosine derivatives, receptor-selective adenosine derivatives, and compounds that interact with adenosine receptors or their signaling pathways.

1.3	“Know-how” shall mean trade secrets (as defined in Virginia Code 1950, §§ 59.1-336-343) and rights to possession and use of tangible research property (biological materials, chemical compounds, and prototypes) which (i) are in existence as of the Effective Date hereof, (ii) were developed by the Inventor listed in Exhibit A and those at the University of Virginia (“UVA”) collaborating with the Inventor and (iii) are owed or controlled by UVAPF.
Article 2. Grant
2.1	In consideration of PGx’s satisfaction of its obligations hereunder, UVAPF hereby grants to PGx use of the Know-how in the Field and the rights to possess and use the Material, in the amount listed in Exhibit A but only for purposes of evaluating the suitability of the Material for PGx’s commercial purposes in the Field.

2.2	By transfer of the Material, UVAPF grants PGx no rights in the Material other than those specifically set forth in this Agreement. PGx shall have no right hereunder to propagate or reverse engineer the Material, or use the Material to propagate, discover, isolate, or derive any materials of any kind. PGx will, at the request of UVAPF, return or destroy all unused Material. Legal title to the Material will remain with UVAPF.

2.3	The Material shall not be transferred by PGx to anyone other than its own employees.
Article 3: Financial Consideration
For the rights, privileges, and license granted hereunder, PGx shall pay to UVAPF the Material Production Cost as listed in Exhibit A and shall reimburse UVAPF the Material Shipment Cost as provided in Exhibit A.
Article 4: Confidentiality
During the term of this Agreement and for a period of [ * ] years thereafter, the parties agree that all information comprising the Know-how provided by UVAPF to PGx shall be maintained in confidence by PGx and shall not be disclosed by PGx to any third parties unless agreed to in writing by UVAPF; nor shall any such information be used by PGx for any purpose other than those contemplated by this Agreement. It is understood that the foregoing obligations are not applicable to any information which (i) is or has been published or otherwise becomes known to the public without the fault of PGx; (ii) PGx can establish from documentary evidence that it knew prior to the receipt of same from UVAPF; or (iii) where such information was obtained from a third party having the right to disclose same without the breach of any obligation of confidentiality to UVAPF.
Article 5: Representations, Warranties, and Disclaimers
5.1	Each party hereto acknowledges and agrees that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys concerning the subject matter of this Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, arid supercedes any prior or contemporaneous agreements unless agreed to in writing.

5.2	Each party warrants and represents that to the best of its knowledge it has the full right and power to make the promises and grant the licenses set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence which are inconsistent with the provisions of this Agreement.

5.3	Nothing in this Agreement shall be construed as a warranty or representation by UVAPF as to the validity or scope of the Licensed Know-how. The rights conferred hereby and the Material provided hereunder by UVAPF are provided “As is”. UVAPF MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MATERIAL OR THE LICENSED KNOW-HOW.
Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this Material Transfer Agreement the day and year first set forth below.

For:	University of Virginia Patent	For:	PGxHealth, LLC
Foundation

By:		By:

	Title		Title

	Date		Date

EXHIBIT A
Material:
Quantity:
Inventor:
Provider:
Material Production Cost:
Material Shipment Reimbursement:

SCHEDULE D
ASSIGNMENT
     WHEREAS, PGxHealth, LLC, a for-profit organization having a place of business at One Gateway Center, Suite 702, Newton, MA 02458 (the “Assignor”) possess the right, title and interest for and in an invention entitled
     “                                                                                                                                                                                             ”
described in U.S. Provisional Patent Application No.                        filed                     , [and International Application No. PCT/US                     , filed                     ]; and
     WHEREAS, the University of Virginia Patent Foundation, a not-for-profit organization having a place of business at 250 West Main Street, Suite 300, Charlottesville, VA 22902 (the “Assignee”) is desirous of acquiring Assignor’s entire right, title and interest in and to the aforesaid invention, including any tangible materials embodied in or encompassed by the invention and any trade secrets pertaining to the invention, (the “Invention”) and in and to said applications for Letters Patent thereon in the United States, its territories and possessions (“United States”) and all foreign countries, including rights to claim priority, to any provisional applications, and in and to any Letters Patent of the United States or any foreign country which may be granted therefor, (the “Rights”);
     NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor has sold, assigned, transferred and conveyed, and does hereby sell, assign, transfer and convey to Assignee, its successors and assigns, Assignor’s entire right, title and interest in and to the aforesaid Invention and Rights. Nothing herein shall be construed to affect or limit any pre-existing royalty-free rights required to be granted to the U.S. Government pursuant to 37 CFR part 401. The aforesaid assignment includes the Assignor’s right in and to all income, royalties, damages and payments now or hereafter due or payable with respect to any Letters Patent which may be granted, and in and to all causes of action (either in law or in equity), and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment, as fully and entirely as the same would have been held and enjoyed by Assignor if this sale and assignment had not been made;
     AND Assignor hereby authorizes and requests the appropriate governmental officials to issue any and all such United States or foreign Letters Patent under said invention, or resulting from any of said applications thereof, to the Assignee.
     IN WITNESS WHEREOF, said Assignor has hereunto set its hand and seal.

Signature of
Representative for Assignor:

[ ]
Representative’s Title:	[ ]
PGxHealth, LLC

Date of Execution:

Place of Execution:	City of Charlottesville, Virginia

County of Albemarle	)
) ss:
Commonwealth of Virginia	)
     On this ___ day of                     , 20 ___, before me, a Notary Public in and for the County of Albemarle in the Commonwealth of Virginia, personally appeared [___], to me known as the individual of that name, who executed the foregoing instrument and acknowledged the same to be of his own free will for the purposes herein set forth.

Notary Public

My commission expires on